                                                                    EXHIBIT 99.2

                                  HUBLink, Inc.

                                  -------------

                              Financial Statements

                           December 31, 1996 and 1995

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
HUBLink, Inc.:


We have audited the accompanying balance sheets of HUBLink, Inc. (the Company) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HUBLink, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.







September 10, 1997

                                  HUBLink, Inc.

                                 Balance Sheets

                           December 31, 1996 and 1995


                                 Assets                                                1996             1995
                                 ------                                                ----             ----
Current assets:
   Cash                                                                            $    28,781           21,678
   Accounts receivable, net of allowance for doubtful accounts of $160,000 in
      1996 (none in 1995)                                                              778,355          555,092
   Prepaid expenses                                                                      9,200           19,270
                                                                                   -----------       ----------
                     Total current assets                                              816,336          596,040
Fixed assets, net                                                                      422,739          413,572
Other assets                                                                            44,001           49,500
                                                                                   ===========       ==========
                     Total assets                                                  $ 1,283,076        1,059,112
                                                                                   ===========       ==========

              Liabilities and Stockholders' Equity (Deficit)
              ----------------------------------------------

Current liabilities:
   Line of credit                                                                      850,000          600,000
   Notes payable                                                                       295,000          405,000
   Current portion of capital lease obligations                                         84,560           68,959
   Current portion of deferred revenue                                                 696,581          678,042
   Accounts payable                                                                    381,896           99,337
   Accrued expenses                                                                    102,087           61,022
                                                                                   -----------       ----------
                     Total current liabilities                                       2,410,124        1,912,360
Long-term portion of capital lease obligations                                          50,602           80,440
Long-term portion of deferred revenue                                                  175,255           26,241
                                                                                   -----------       ----------
                     Total liabilities                                               2,635,981        2,019,041
                                                                                   -----------       ----------
Stockholders' equity (deficit):
   Common stock, no par value; 7,500 shares authorized; 6,107 and 5,681
      shares issued and outstanding in 1996 and 1995, respectively                   2,760,256        2,077,080
   Deferred compensation                                                               (23,126)         (23,288)
   Accumulated deficit                                                              (4,090,035)      (3,013,721)
                                                                                   -----------       ----------
                     Total stockholders' equity (deficit)                           (1,352,905)        (959,929)
                                                                                   ===========       ==========
                     Total liabilities and stockholders' equity (deficit)          $ 1,283,076        1,059,112
                                                                                   ===========       ==========


See accompanying notes to financial statements.

                                  HUBLink, Inc.

                            Statements of Operations

                 For the years ended December 31, 1996 and 1995



                                                        1996             1995
                                                        ----             ----
Revenues:
    Software                                        $ 1,453,462        1,087,230
    Services                                          1,564,656          905,026
    Hardware sales                                      984,631          469,070
    Other                                                89,457           87,064
                                                    -----------       ----------
                      Total revenues                  4,092,206        2,548,390
                                                    -----------       ----------
Cost of revenues:
    Services                                            717,265          571,174
    Hardware sales                                      966,600          338,604
                                                    -----------       ----------
                      Total cost of revenues          1,683,865          909,778
                                                    -----------       ----------
                      Gross profit                    2,408,341        1,638,612
                                                    -----------       ----------


Operating expenses:
    Sales and marketing                               1,929,940        1,529,910
    Research and development                            963,805          760,894
    General and administrative                          503,222          185,275
    Write-off of licensed technology                         --          100,000
                                                    -----------       ----------
                      Total operating expenses        3,396,967        2,576,079
                                                    -----------       ----------
                      Loss from operations             (988,626)        (937,467)
    Interest expense                                    (90,930)         (63,205)
    Other income                                          3,242           23,028
                                                    ===========       ==========
                      Net loss                      $(1,076,314)        (977,644)
                                                    ===========       ==========


See accompanying notes to financial statements.

                                  HUBLink, Inc.

                  Statements of Stockholders' Equity (Deficit)

                 For the years ended December 31, 1996 and 1995



                                                                                                                       Total
                                                                                                                       stock-
                                                             Common stock            Deferred        Accumu-           holders'
                                                        -----------------------       compen-         lated            equity
                                                        Shares         Amount         sation         deficit          (deficit)
                                                        ------         ------         ------         -------          ---------
Balances at December 31, 1994                            5,681      $ 2,108,027       (34,379)      (2,036,077)          37,571
    Deferred compensation related to granting of
       stock options                                        --           20,000       (20,000)              --               --
    Amortization of deferred compensation                   --               --        24,094               --           24,094
    Forfeitures of stock options                            --          (50,947)        6,997               --          (43,950)
    Net loss                                                --               --            --         (977,644)        (977,644)
                                                         -----      -----------       -------       ----------       ----------
Balances at December 31, 1995                            5,681        2,077,080       (23,288)      (3,013,721)        (959,929)
    Issuance of common stock, net of issuance costs
       of $20,688                                          426          729,312            --               --          729,312
    Deferred compensation related to granting of
       stock options                                        --           29,160       (29,160)              --               --
    Amortization of deferred compensation                   --               --        20,651               --           20,651
    Forfeitures of stock options                            --          (75,296)        8,671               --          (66,625)
    Net loss                                                --               --            --       (1,076,314)      (1,076,314)
                                                         =====      ===========       =======       ==========       ==========
Balances at December 31, 1996                            6,107      $ 2,760,256       (23,126)      (4,090,035)      (1,352,905)
                                                         =====      ===========       =======       ==========       ==========


See accompanying notes to financial statements.

                                  HUBLink, Inc.

                            Statements of Cash Flows

                 For the years ended December 31, 1996 and 1995


                                                                                         1996             1995
                                                                                         ----             ----
Cash flows from operating activities:
    Net loss                                                                         $(1,076,314)        (977,644)
    Adjustments to reconcile net loss to net cash used by operating activities:
       Depreciation and amortization                                                     114,995           99,457
       Loss from disposal of fixed assets                                                     --           11,060
       Provision for doubtful accounts                                                   291,413               --
       Compensation related to stock options plan, net of forfeitures                    (45,974)         (19,856)
       Changes in assets and liabilities:
           Accounts receivable                                                          (514,676)        (281,441)
           Prepaid expenses and other current assets                                      10,070           (9,125)
           Other assets                                                                    5,499            3,540
           Deferred revenue                                                              167,553          (14,883)
           Accounts payable                                                              282,559          (17,284)
           Accrued expenses                                                               41,065          (13,540)
                                                                                     -----------       ----------
                      Net cash used in operating activities                             (723,810)      (1,219,716)
                                                                                     -----------       ----------
Cash flows from investing activities--
    Purchase of fixed assets                                                             (59,048)        (105,433)
                                                                                     -----------       ----------

Cash flows from financing activities:
    Proceeds from issuance of common stock, net of issuance costs                        729,312               --
    Repayment of capital lease obligations                                               (79,351)         (47,122)
    Net borrowings under line of credit                                                  250,000          600,000
    Repayment of notes payable                                                          (110,000)         (60,000)
                                                                                     -----------       ----------
                      Net cash provided by financing activities                          789,961          492,878
                                                                                     -----------       ----------
                      Net increase (decrease) in cash                                      7,103         (832,271)
                                                                                     -----------       ----------
Cash at beginning of year                                                                 21,678          853,949
                                                                                     ===========       ==========
Cash at end of year                                                                  $    28,781           21,678
                                                                                     ===========       ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION--
    Interest paid                                                                    $    79,675           82,720
                                                                                     ===========       ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES--
    Fixed assets acquired under capital lease obligations                            $    65,114          116,782
                                                                                     ===========       ==========


See accompanying notes to financial statements.

                                  HUBLink, Inc.

                          Notes to Financial Statements

                           December 31, 1996 and 1995



   (1)  DESCRIPTION OF BUSINESS

        HUBLink, Inc. (the Company), located in Columbus, Ohio, develops, markets, and supports database and information system integration software which has primarily been sold in the health care industry in the United States. The Company's software enables disparate systems to be connected via a unique, object-oriented rules-based hub. The Company also resells various pieces of computer hardware.


   (2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (A)   FIXED ASSETS
              Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets and includes amortization of capital leases. Amortization of leasehold improvements is computed over the shorter of the lease term or estimated useful life of the asset.

        (B)   REVENUE RECOGNITION
              Revenue is derived principally from the development and sale of internally developed software products and from support services related to those products. The Company's revenue recognition policies conform to Statement of Position 91-1, Software Revenue Recognition, promulgated by the American Institute of Certified Public Accountants. Revenue from software sales is recognized upon product delivery and customer acceptance. Revenue from support and other services is recognized as the services are performed. Revenue from service and maintenance agreements is recognized ratably over the terms of the agreements.

        (C)   SOFTWARE DEVELOPMENT COSTS
              Software development costs are included in product development and support expense and are expensed as incurred. Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, requires the capitalization of certain software development costs once technological feasibility is established, subject to net realizable value considerations. The capitalized cost is then amortized. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and the general release of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.


                                                                     (Continued)

                                 HUBLink, Inc.

        (D)   INCOME TAXES
              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

        (E)   STOCK OPTION PLAN
              Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures of SFAS No. 123 for employee stock options.

        (F)   USE OF ESTIMATES
              Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reporting of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


   (3)  FIXED ASSETS

        Fixed assets consisted of the following at December 31:

                                            USEFUL LIFE             1996           1995
                                            -----------             ----           ----
             Furniture and fixtures         5-7 Years            $ 154,476        143,836
             Computers and software         3-5 Years              526,883        413,466
             Leasehold improvements           5 Years               16,838         16,838
                                                                 ---------       --------
                                                                   698,197        574,140
             Less accumulated depreciation and amortization       (275,458)      (160,568)
                                                                 ---------       --------
                                                                 $ 422,739        413,572
                                                                 =========       ========


                                                                     (Continued)

                                 HUBLink, Inc.

        Included in fixed assets is $301,295 and $225,469 of equipment recorded under capital lease agreements at December 31, 1996 and 1995, respectively. Accumulated amortization related to this equipment was $110,143 and $54,401 as of December 31, 1996 and 1995, respectively.


   (4)  LINES OF CREDIT

        The Company established a line of credit with a commercial banking institution that enables it to borrow up to $850,000 at 0.375% above the prime rate (8.625% at December 31, 1996). The line of credit is secured by substantially all of the Company's assets. Subsequent to year-end, the Company increased the credit available under the line to $1 million and extended the terms of the line of credit to December 31, 1998. The $1 million line of credit is guaranteed by a significant shareholder.


   (5)  NOTES PAYABLE

        Notes payable at December 31 consisted of the following:

                                                                                              1996         1995
                                                                                              ----         ----
             Note payable to shareholder, payable on demand with interest payable at 2% above prime in 1996 and at 3-month Internal
                 Revenue Code rates in 1995                                                 $285,000      285,000
             Note payable to a third party for consulting services, paid subsequent to
                 December 31, 1996                                                            10,000      120,000
                                                                                            ========      =======
                                                                                            $295,000      405,000
                                                                                            ========      =======


        Subsequent to year-end, the Company signed an agreement to borrow
            $350,000 from a commercial banking institution at 0.375% above the prime rate. The note matures on December 31, 1998.

    (6) FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying value for cash, accounts receivable and all current liabilities approximates their respective fair values because of the short maturities of these instruments.

                                                                     (Continued)

                                 HUBLink, Inc.

   (7)  LEASES

        The Company has one operating lease having an initial or remaining noncancelable lease term in excess of one year for its principal office facility and has various other capital leases for fixed assets. Future minimum lease payments under these noncancelable leases as of December 31, 1996 are as follows:

                                                                         Capital      Operating
                                                                          leases        lease
                                                                          ------        -----
                Year ending December 31:
                    1997                                                $ 94,839        80,174
                    1998                                                  38,584        81,625
                    1999                                                  12,209        47,614
                    2000                                                   5,546            --
                                                                        --------      --------
                                      Total minimum lease payments       151,178      $209,413
                                                                                      ========
                Less amount representing interest                         16,016
                                                                        --------
                Present value of minimum lease payments                  135,162
                Less current portion of capital lease obligations         84,560
                                                                        ========
                Long-term portion of capital lease obligations          $ 50,602
                                                                        ========


        Interest expense related to capital leases was $15,238 and $14,346 for the years ended December 31, 1996 and 1995, respectively. Total rent expense was $170,474 and $128,717 for the years ended December 31, 1996 and 1995, respectively.


   (8)  STOCK OPTIONS

        The Company grants nonqualified stock options to selected employees. The
            Board of Directors determines the terms and conditions of options granted. Options granted have varied vesting provisions. Vested options expire one year from the date employment terminates. The Company has recorded deferred compensation for the difference between the grant price and the deemed fair value of the stock at grant date related to certain of the Company's stock options. This amount is being amortized over the relevant period of benefit.


                                                                     (Continued)

                                 HUBLink, Inc.

        The following table summarizes option activity:

                                                                    Year ended             Year ended
                                                                 December 31, 1996      December 31, 1995
                                                                --------------------   --------------------
                                                                           Weighted-              Weighted-
                                                                Number      average    Number      average
                                                                  of       exercise      of       exercise
                                                                shares       price     shares       price
                                                                ------       -----     ------       -----
             Outstanding at beginning of period                   438       $  839       435       $  595
             Granted                                               60        1,250       150        1,267
             Forfeited                                           (213)         528      (147)         553
                                                                 ====       ======      ====       ======
             Outstanding at end of period                         285       $1,158       438       $  839
                                                                 ====       ======      ====       ======

             Weighted-average fair value of options granted
                 during the year                                            $  802                 $  454
                                                                            ======                 ======


        The following table summarizes information about options outstanding at December 31, 1996:

                                        Options outstanding    Options exercisable
                                        -------------------    -------------------
                                                   Weighted-             Weighted-
                                                    average               average
                        Range of                   exercise              exercise
                     exercise prices    Number       price     Number      price
                     ---------------    ------       -----     ------      -----
                          $100              25      $  100        25      $  100
                      $1,250-1,300         260       1,260        62       1,260
                                        ======      ======      ====      ======
                                           285      $1,158        87      $  929
                                        ======      ======      ====      ======


        The fair value of each option grant is estimated on the date of grant using the minimum value method with the following assumptions used for grants in the years ended December 31, 1996 and 1995: expected volatility of 0%; dividend yield of 0%; risk-free interest rates of 6%; and expected lives of 5 years.

        The Company applied APB Opinion No. 25 and related interpretations in accounting for its stock options. Had compensation cost for the Company's stock-based compensation been determined based on the fair value at the grant dates for stock option awards consistent with SFAS No. 123, the Company's net loss would have been as follows:

                                                 Year ended      Year ended
                                                December 31,    December 31,
                                                    1996            1995
                                                    ----            ----
                         Pro forma net loss      $1,125,020       1,041,834


        The pro forma amounts are not representative of the effects on reported net income (loss) for future years.


                                                                     (Continued)

                                 HUBLink, Inc.

        In 1996, the Company agreed to pay $45,000 by January 1, 1997 to cancel one employee's option to purchase 138 shares at $136. The $45,000 is included in accounts payable and accrued expenses at December 31, 1996.


   (9)  PUT OPTION

        A 20% shareholder of common stock has a put agreement with the Company. The agreement gives the shareholder the right, any time after May 6, 1998, to sell back any or all of his shares to the Company at a purchase price equal to 4.5 times the average of the three preceding fiscal years annual cash earnings per share before net interest, debt service, proceeds of financing and taxes. Twenty-five percent of the purchase price would be payable upon exercise of the put option and 25% would be payable at each of the next three succeeding anniversary dates of the exercise. Management has determined the put option is of nominal value and believes that the likelihood the put agreement will be exercised is remote.


   (10) INCOME TAXES

        The actual income tax benefit differed from the expected benefit as a result of the following:

                                            1996         1995
                                         ----------    ----------
Expected tax benefit computed            $ (376,710)   (342,176)
  at 35%

Change in the beginning of the year
  balance of the valuation allowance
  for deferred tax assets                   471,000     400,000

State and local income tax benefit, net
  of federal                                (53,816)    (48,882)

Other, net                                  (40,474)     (8,942)
                                         ----------    --------
                                         $        0           0
                                         ==========     =======

        No federal or state income tax provision (benefit) has been provided because of net operating losses since inception and the establishment of a valuation allowance equal to the amount of the Company's deferred tax assets. At December 31, 1996, the Company has a net operating loss carryforward for federal income tax purposes of approximately $3.2 million. The carryforward expires from the years 2008 through 2012. Changes in the Company's ownership may cause annual limitations on the amount of loss carryforwards that can be utilized to offset income in the future.

        The net deferred tax assets at December 31 consisted of the following:

                                                                1996             1995
                                                                ----             ----
             Deferred tax assets:
                 Net operating loss carryforwards           $ 1,263,000          873,000
                 Deferred revenue                               349,000          281,000
                 Accounts payable and accrued expenses          171,000           65,000
                 Other, net                                       9,000           57,000
                                                            -----------       ----------
                                                              1,792,000        1,276,000
                                                            -----------       ----------
             Deferred tax liability--
                 Accounts receivable                           (310,000)        (265,000)
                                                            -----------       ----------
             Less valuation allowance                        (1,482,000)      (1,011,000)
                                                            ===========       ==========
                                   Net deferred taxes       $        --               --
                                                            ===========       ==========



                                                                     (Continued)

                                 HUBLink, Inc.

  (11)  EMPLOYEE BENEFITS

        Effective January 1, 1995, the Company established a 401(k) profit sharing plan and trust (the Plan) for its employees. The Plan is open to full-time employees having attained 6 months of service and being at least 21 years old, with monthly entry dates. The Company may make matching contributions to the Plan at its discretion. To date, no matching contributions have been made to the Plan.


  (12)  SUBSEQUENT EVENT

        During February, March and April 1997, the Company issued 700 shares of common stock for approximately $1.2 million.